RESULTS OF SHAREHOLDER MEETING
                         PHOENIX OPPORTUNITIES TRUST
                               October 31, 2006
                                  (Unaudited)


At a special meeting of shareholders of Phoenix Opportunities Trust (the "Trust") held on October 31, 2006, shareholders voted on the following proposals:

Number of Eligible Units Voted:

To elect eleven Trustees to
serve on the Board of
Trustees until the next
meeting of shareholders at
which Trustees are elected.

                                 For         Against

E. Virgil Conway              121,064,64     625,812
Harry Dalzell-Payne           121,064,647    625,812
Daniel T. Geraci              121,051,683    638,777
Francis E. Jeffries           121,064,647    625,812
Leroy Keith, Jr.              121,064,647    625,812
Marilyn E. LaMarche           121,063,658    626,802
Philip R. McLoughlin          121,064,647    625,812
Geraldine M. McNamara         121,063,658    626,802
James M. Oates                121,064,647    625,812
Richard E. Segerson           121,064,647    625,812
Ferdinand L. J. Verdonck      121,064,647    625,812

                              For         Against        Abstain

To ratify the appointment
of PricewaterhouseCoopers
LLP as the independent
registered public
accounting firm for the
Trusts                     120,692,791     177,364       820,305


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                      RESULTS OF SHAREHOLDER MEETING
                       PHOENIX OPPORTUNITIES TRUST
                            November 21, 2006
                               (Unaudited)

 At a special meeting of shareholders of Phoenix Bond Fund, Phoenix CA Tax-Exempt Bond Fund, Phoenix Core Bond Fund, Phoenix Diversifier PHOLIO, Phoenix Earnings Driven Growth Fund, Phoenix Emerging Markets Bond Fund, Phoenix Global Utilities Fund, Phoenix Growth Opportunities Fund, Phoenix High Yield Fund, Phoenix International Strategies Fund, Phoenix Market Neutral Fund, Phoenix Money Market Fund, Phoenix Multi-Sector Fixed Income Fund, Phoenix Wealth Accumulator PHOLIO, Phoenix Wealth Builder PHOLIO, Phoenix Wealth Guardian PHOLIO and Phoenix Worldwide Strategies Fund (each a "Fund"), series of Phoenix Opportunities Trust (the "Trust") held on November 21, 2006, shareholders voted on the following proposals:

Number of Eligible Units Voted:

To approve a proposal to permit Phoenix Investment Counsel, Inc. ("PIC") to hire and replace subadvisers or to modify subadvisory agreements without shareholder approval.

The information will be in the following order:
For
Against
Abstain
Broker Non-Votes

Phoenix Bond Fund
7,684,290
148,429
37,867
1,259,749

Phoenix CA Tax-Exempt Bond Fund
1,912,042
195,451
74,932
562,021

Phoenix Core Bond Fund
4,710,946
279,061
183,486
980,275

Phoenix Diversifier PHOLIO
127,473
0
14,464
35,569

Phoenix Global Utilities Fund
1,312,372
15,454
51,100
87,183
Phoenix High Yield Fund
15,409,334
1,090,217
767,003
3,281,118

Phoenix International Strategies Fund
3,880,989
146,326
223,679
777,002

Phoenix Market Neutral Fund
5,057,708
167,895
139,851
4,291,290

Phoenix Money Market Fund
50,388,385
3,473,539
1,453,689
2,513,133

Phoenix Multi-Sector Fixed Income Fund
6,393,533
351,748
279,441
1,989,024

Phoenix Wealth Accumulator PHOLIO
208,842
10,931
15,080
49,845

Phoenix Wealth Builder PHOLIO
3,443,616
379,567
117,294
1,734,959

Phoenix Wealth Guardian PHOLIO
2,086,843
84,748
110,659
622,128

Phoenix Worldwide Strategies Fund
5,472,680
487,664
177,804
1,661,608

To approve the amendment of fundamental restrictions of the Fund with respect to loans.

Phoenix Bond Fund
7,734,068
79,671
56,846
1,259,749

Phoenix CA Tax-Exempt Bond Fund
1,914,755
165,826
101,844
562,021

Phoenix Core Bond Fund
4,680,828
277,386
215,279
980,275

Phoenix Diversifier PHOLIO
127,473
1,448
13,016
35,569

Phoenix Emerging Markets Bond Fund
2,258,847
202,797
85,045
989,641

Phoenix Global Utilities Fund
1,320,886
6,895
51,145
87,183

Phoenix Growth Opportunities Fund
402,298
5,203
3,469
139,938

Phoenix High Yield Fund
15,338,128
1,075,824
852,602
3,281,118

Phoenix International Strategies Fund
3,888,358
124,237
238,398
777,002

Phoenix Market Neutral Fund
5,026,188
185,697
153,569
4,291,290

Phoenix Money Market Fund
50,527,502
3,140,624
1,647,487
2,513,133

Phoenix Multi-Sector Fixed Income Fund
6,437,994
283,823
302,905
1,989,024

Phoenix Wealth Accumulator PHOLIO
204,576
15,068
15,210
49,845

Phoenix Wealth Builder PHOLIO
3,426,540
385,268
128,670
1,734,959

Phoenix Wealth Guardian PHOLIO
2,098,870
61,969
121,412
622,128

Phoenix Worldwide Strategies Fund
5,464,190
425,749
248,209
1,661,608

To approve a proposal to reclassify the investment objective of the Investment Objective Funds from fundamental to non-fundamental.

Phoenix Bond Fund
5,233,743
2,581,524
55,319
1,259,749

Phoenix Core Bond Fund
4,653,188
248,186
272,119
980,275

Phoenix CA Tax-Exempt PHOLIO
1,883,615
168,515
130,295
562,021

Phoenix Emerging Markets Bond Fund
2,356,069
119,872
70,748
989,641

Phoenix High Yield Fund
15,502,861
1,030,275
733,419
3,281,118

Phoenix International Strategies Fund
3,903,318
107,600
240,074
777,002

Phoenix Money Market Fund
51,155,724
2,522,855
1,637,033
2,513,133

Phoenix Multi-Sector Fixed Income Fund
6,396,398
339,542
288,782
1,989,024

Phoenix Wealth Builder PHOLIO
3,411,694
398,714
130,069
1,734,959

Phoenix Wealth Guardian PHOLIO
2,094,128
71,926
116,196
622,128

Phoenix Worldwide Strategies Fund
5,511,375
407,893
218,879
1,661,608

Shareholders did not approve these proposals for the Phoenix Market Neutral Fund and Phoenix Wealth Builder PHOLIO.